VOTING TRUST AGREEMENT

AGREEMENT made as of February 15, 2002 by and among Julie Fujita (hereinafter called the "Shareholder"), and Lilly Beter Capital Group, Ltd., Trustee, hereinafter called the "Trustee").

WHEREAS, the Shareholder is the beneficial owner of one hundred thousand (100,000) shares of common stock of SATX, Inc. (the "Corporation"), $0.001 par value (the "Shareholder's Shares"); and

WHEREAS, the parties hereto desire to create a voting trust with respect to the Shareholder's Shares and, in so doing, to provide the Trustee with the exclusive right to vote the Shareholder's Shares with respect to all matters on which the Shareholder's Shares are entitled to vote.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, it is mutually agreed and covenanted by and between the parties to this Agreement as follows:

1.

ISSUANCE OF SHARES TO TRUSTEE. The Shareholder, simultaneously with the execution of this Agreement, shall assign and deliver the share certificates representing the Shareholder's Shares directly to the Trustee, who shall cause the Shareholder's Shares to be transferred to the Trustee, as voting trustee, on the books of the Corporation. In the event that during the term of this Agreement (i) there shall be a stock split with respect to the Shareholder's Shares, (ii) there shall be a distribution of stock made with respect to the Shareholder's Shares, or (iii) the Shareholder shall purchase shares of the Corporation pursuant to the exercise of preemptive rights associated with the Shareholder's Shares, the share certificates representing any additional shares received by the Shareholder as a result of such stock split, stock distribution, or exercise of preemptive rights shall be deemed to be assigned and delivered by the Shareholder to the Trustee (without the necessity of the Shareholder separately endorsing such share certificates to effect such assignment), the Trustee shall cause any such share certificates to be transferred to the Trustee as voting trustee, on the books of the Corporation, and such shares shall thereafter be treated as Trust Shares hereunder.

2.

VOTING TRUST. The voting trust hereby created shall commence on the date hereof and continue through and including February 15, 2004. Throughout such period the Trustee shall have the exclusive right to vote upon such shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Certificate of Incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the shareholders of the Corporation, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

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3.

TRUST CERTIFICATES. The Shareholder, simultaneously with the execution of this Agreement, shall deliver his share certificates to the Trustee. New share certificates shall be issued in the name of the Trustee. The new share certificates shall state that they are issued pursuant to this Agreement. That fact shall also be noted in the Company's stock transfer records in the entry of the Trustee's ownership of the shares. The Trustee shall issue and deliver to the Shareholder, or to its nominee, certificates for the Shareholder's Shares and any other shares hereafter transferred by the Shareholder hereunder to the Trustee in form substantially as follows:

TRUST CERTIFICATE

No.

100,000 Shares of Common Stock

The undersigned trustee, voting trustee of shares of SATX, Inc., under an agreement dated February 15, 2002 (the "Voting Trust Agreement"), having received certain shares of the Corporation, pursuant to such agreement, which agreement the holder hereof by accepting this certificate ratifies and adopts, hereby certifies that Julie Fujita (the "Holder") will be entitled to receive a certificate for one hundred thousand (100,000) fully paid shares of the Common Stock of SATX, Inc., of the par value of $0.001 each, on the expiration of the Voting Trust Agreement. In the meantime, the Holder shall be entitled to receive payments equal to any dividends or other distributions that may be collected by the undersigned trustee upon such shares held by it under the terms of the trust agreement; provided, however, that in the event that (i) there is a stock split or stock distribution with respect to the shares represented hereby, or (ii) the holder hereof acquires additional shares of SATX, Inc., pursuant to the exercise of pre-emptive rights associated with the shares represented hereby, any additional shares of stock received as a result of such stock split, stock distribution, or exercise of pre-emptive rights shall be subject to the Voting Trust Agreement and the undersigned trustee shall issue a new trust certificate in the same form as this instrument reflecting the new number of shares of stock.

This certificate is transferable only by the registered holder in person or by her duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the undersigned trustee may treat the registered holder hereof as the true owner for all purposes, except the delivery of share certificates, which delivery shall not be made without the surrender hereof.

IN WITNESS WHEREOF, the undersigned trustee has executed this certificate this day of

, 2002.

Trustee

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4.

TRANSFER AT TERMINATION. At the expiration the term of the trust hereby created, the Trustee shall, upon surrender of the trust certificate, deliver to the holder thereof shares of stock of the Corporation equivalent in amount to the shares represented by the trust certificate surrendered.

5.

LIABILITY. The Trustee shall use his best judgment in voting upon the stock held by him, but shall not be liable for the consequence of any vote cast, or consent given by him, in good faith, and in the absence of gross negligence. The Trustee shall incur no personal liability by reason of his acting as Trustee under this Agreement and the holding of the Shareholder's Shares or for any delivery or misdelivery to any person, except to the extent such action is a willful breach of this Agreement or due to the gross negligence of the Trustee. The Shareholder shall protect, defend, indemnify and hold the Trustee harmless from and against any and all claims, expenses, obligations and liabilities, including attorneys' fees (including any attorneys' fees in any appellate and bankruptcy proceedings, or which arise without the filing of a suit), incurred in connection with this Agreement.

6.

SUCCESSOR TRUSTEE. In the event of the death of the Trustee, the Trustee's rights and duties hereunder shall pass to a successor trustee (the "Successor Trustee") who shall be any person or entity whom the Trust shall specifically name to be the Successor Trustee. Upon becoming the Successor Trustee, such person or entity shall be deemed to be the Trustee hereunder for all purposes, including for purposes of this Section 6.

7.

GOVERNING LAW. The laws of the State of Delaware, County of Newcastle, shall govern this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written by their signatures hereto.

Lilly Beter Capital Group, Ltd.

________________________________

Richard Kosloske, Jr., Trustee

________________________________

Julie Fujita, Shareholder

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AMENDMENT TO VOTING TRUST AGREEMENT

This Amendment to Voting Trust Agreement (this "Amendment") is dated effective as of January 1, 2003, by and between Lilly Beter Capital Group, Ltd., as Trustee ("Trustee") and the undersigned ("Shareholder").

RECITALS

Trustee and Shareholder have previously entered into that certain Voting Trust Agreement, dated as of February 15, 2002 (the "Voting Trust"), in which Shareholder provided Trustee with the exclusive right to vote the Shareholder's shares of SATX, Inc., a Nevada corporation that has since changed its name to Peninsula Holdings Group, Ltd.

AGREEMENT

Section 1.

Effect of Amendment. This Amendment shall amend Articles 2 and 7 of the Voting Trust, which shall now read in their entirety as follows:

 2.

VOTING TRUST. The voting trust hereby created shall commence on the date hereof and continue through and including December 31, 2005. Throughout such period the Trustee shall have the exclusive right to vote upon such shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Articles of Incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the shareholders of the Corporation, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

 7.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to voting trusts made and to be performed entirely within such State.

 Section 2. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 4.

Voting Trust Provisions. All provisions of the Voting Trust, as amended hereby, remain in force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Voting Trust to be duly executed as of the day and year first written above.

SHAREHOLDER:

Mark and Julie Fujita, Trustees of the Fujita Family 1999 Revocable Trust U/A 9/7/1999

_______________________________

Mark Fujita, Trustee

_______________________________

Julie Fujita, Trustee

TRUSTEE :

LILLY BETER CAPITAL GROUP, LTD.

By: ________________________________:

Richard Kosloske

 Title: President

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AMENDMENT TO VOTING TRUST AGREEMENT

This Amendment to Voting Trust Agreement (this "Amendment") is dated effective as of January 1, 2003, by and between Lilly Beter Capital Group, Ltd., as Trustee ("Trustee") and the undersigned ("Shareholder").

RECITALS,

Trustee and Shareholder have previously entered into that certain Voting Trust Agreement, dated as of February 15, 2002 (the "Voting Trust"), in which Shareholder provided Trustee with the exclusive right to vote the Shareholder's shares of SATX, Inc., a Nevada corporation that has since changed its name to Peninsula Holdings Group, Ltd.

AGREEMENT,

Section 1.

Effect of Amendment. This Amendment shall amend Articles 2 and 7 of the Voting Trust, which shall now read in their entirety as follows:

 2.

VOTING TRUST. The voting trust hereby created shall commence on the date hereof and continue through and including December 31, 2005. Throughout such period the Trustee shall have the exclusive right to vote upon such shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Articles of Incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the shareholders of the Corporation, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

 7.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to voting trusts made and to be performed entirely within such State.

 Section 2. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 4.

Voting Trust Provisions. All provisions of the Voting Trust, as amended hereby, remain in force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Voting Trust to be duly executed as of the day and year first written above.

SHAREHOLDER:

_________________________________

Julie Fujita

TRUSTEE:

LILLY BETER CAPITAL GROUP, LTD.

By: ____________________________

Richard Kosloske Title: President

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